Public Company Management Corporation Announces SB-2 Securities Registration Contract with Nasutra LLC

Thursday February 3, 9:15 am ET

LAS VEGAS, Feb. 3, 2005 (PRIMEZONE) -- Public Company Management Corporation (OTC BB:PUBC.OB - News) today announced that its subsidiary, Go Public Today, has signed a contract with Nasutra LLC to provide SB-2 securities registration services and initiate the process to obtain an OTC BB listing for Nasutra in exchange for a combination of cash fees and a block of shares of Nasutra LLC common stock. Through the SB-2 securities registration solution offered by Go Public Today, Nasutra will be able to register the resale of securities and become a publicly traded company.

Nasutra is an all-natural herbal supplement for male sexual performance enhancement. In clinical trials, Nasutra was shown to be better than 91% effective in helping men achieve full, strong erections and successfully engage in sexual intercourse. Nasutra has an extremely low side-effect profile and does not affect blood pressure. The formula is Patent Pending in the United States.

Nasutra is distributed nationally by Europa Sports Products, the nation's largest distributor of nutritional supplements. In addition to a growing number of GNC accounts, the company recently received an order from Terrible Herbst for their 81 Las Vegas convenience stores. Nasutra is also being carried in The Palms Casino Hotel, Hard Rock Hotel & Casino, and other prestigious outlets.

Nasutra LLC intends to develop a complete line of sexual performance and complimentary products for men and women building on the Nasutra brand, including their herbal supplement for female libido enhancement which is complete and ready for distribution.

"With our planned expansion into new product lines and new distribution outlets, we wanted a sustainable supply of capital, not just a one-time infusion,'' said Nasutra CEO Ira Josephs. "We also wanted a way to make an investment in our company easily accessible to our customers, suppliers, friends and family - all the people who believe in our company and our product as much as we do.''

"After considering the various options, the smart business decision was to go with Go Public Today's program,'' said Josephs, who holds an MBA from Babson College. "They provided us a turnkey solution that allows us to continue to focus on growing our business rather than tying up all our resources with the complexities of going public. Also, the ability to pay a substantial portion of the fees in stock was very attractive, as it minimized our cash outlay and gave us a strong sense of Go Public Today's commitment to our success.''

"Nasutra has assembled a great team and has a very solid business plan,'' said Stephen Brock, President and CEO of PCMC. "This is exactly the kind of small business that is an ideal candidate for the OTC BB. I look forward to working with them to support their growth by taking their company public.''

About Nasutra LLC

Nasutra LLC is the exclusive distributor of Nasutra brand herbal supplements in the United States. Its goal is to establish Nasutra as the first and only truly effective all-natural alternative for male sexual performance enhancement. The company has seen rapid revenue growth since Nasutra was introduced to the market in October 2004. Nasutra will be featured in an infomercial as well as a national direct response radio campaign in the coming months.

 Contact:  Nasutra LLC

           Ira Josephs, CEO

           310.496.3737

           info@nasutra.com

           http://www.Nasutra.com

About Public Company Management Corporation

PCMC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PCMC supports the full lifecycle of entering the public market through its various subsidiaries:

 -- Education - Pubco White Papers (http://www.PubcoWhitePapers.com)

    hosts a comprehensive body of knowledge on private and

    public equity markets.

 -- Registration and listing - Go Public Today (http://www.GoPublicToday.com)

    provides a complete solution to help small companies register securities for public offerings and obtain a listing on the OTCBB.

 -- Regulatory compliance - Public Company Management Services

    (http://www.PCMS-Team.com) assists new and existing public companies in negotiating the new complexities of maintaining a public company and creating sustainable and affordable compliance processes.

PCMC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor.

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Contact:

          Public Company Management Corporation

          Stephen Brock, President/CEO

          (702) 222-9076

          info@PublicCompanyManagement.com

          www.PublicCompanyManagement.com